Exhibit 18.1


MSCM LLP                                             701 Evans Avenue, 8th Floor
Chartered Accountants - Business Advisors                Toronto, Ontario Canada
                                                     M9C 1A3

                                                   telephone:     (416) 626-6000
                                                   facsimile:     (416) 626-8650
                                                   email:         info@mscm.ca
                                                   website:       www.mscm.ca

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             LETTER OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                      REGARDING CHANGE IN ACCOUNTING POLICY

May 12, 2008


Board of Directors
China Housing & Land Development Inc.
6 Youyi Dong Lu, Huanyuan 4th Floor,
Xi'An Shanxi Province
China 710054


Dear Directors:

We are providing this letter to you for inclusion as an exhibit to your Form 10-Q filing pursuant to Item 601 of Regulation S-K.

We have been provided a copy of the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2008. Note 2 therein describe a change in accounting principle related to changing the Company's revenue recognition method from full accrual to percentage completion method in accordance with Statement of Financial Accounting Standard No. 66, Accounting for Sales of Real Estate. It should be understood that the preferability of one acceptable method of accounting over another for changing revenue recognition method from full accrual to percentage completion method has not been addressed in any authoritative accounting literature, and in expressing our concurrence below we have relied on management's determination that this change in accounting principle is preferable. Based on our reading of management's stated reasons and justification for this change in accounting principle in the Form 10-Q, and our discussions with management as to their judgment about the relevant business planning factors relating to the change, we concur with management that such change represents, in the Company's circumstances, the adoption of a preferable accounting principle in conformity with Statement of Financial Accounting Standards No. 154, Accounting Changes and Error Corrections.

We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 2007. Accordingly, our comments are subject to change upon completion of an audit of the financial statements covering the period of the accounting change.

Very truly yours,

Signed:  "MSCM LLP"
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MSCM LLP